UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

FISERV, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	39-1506125
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 N. Vel R. Phillips Avenue Milwaukee, Wisconsin	53203
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
3.750% Senior Notes due 2030	The NASDAQ Stock Market LLC
4.250% Senior Notes due 2034	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-277241

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Fiserv, Inc. (the “Company”) hereby incorporates by reference the description of its 3.750% Senior Notes due 2030 and 4.250% Senior Notes due 2034, to be registered hereunder, contained under the heading “Description of the Notes” included in the Company’s Prospectus Supplement, dated as of June 16, 2026, as filed with the Securities and Exchange Commission (the “Commission”) on June 17, 2026 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and under the heading “Description of Debt Securities and Guarantees of Debt Securities” in the accompanying Prospectus that constitutes a part of the Company’s Registration Statement on Form S-3 (File No. 333-277241), which became automatically effective upon filing with the Commission on February 22, 2024, as amended by the Post-Effective Amendment No. 1 to the Registration Statement that the Company filed with the Commission on April 24, 2025.

Item 2. Exhibits.

4.1	Indenture, dated as of November 20, 2007, by and among Fiserv, Inc., the guarantors named therein and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (incorporated by reference to Exhibit 4.8 to the Company’s Registration Statement on Form S-3 (File No. 333-147309) filed on November 13, 2007).

4.2	Thirty-Ninth Supplemental Indenture, dated as of June 23, 2026, by and between Fiserv, Inc. and U.S. Bank Trust Company, National Association (including Form of 3.750% Senior Notes due 2030) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 23, 2026).

4.3	Fortieth Supplemental Indenture, dated as of June 23, 2026, by and between Fiserv, Inc. and U.S. Bank Trust Company, National Association (including Form of 4.250% Senior Notes due 2034) (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on June 23, 2026).

4.4	Agency Agreement, dated as of June 23, 2026, by and among Fiserv, Inc., as issuer, U.S. Bank Europe DAC, UK Branch, as paying agent, and U.S. Bank Trust Company, National Association, as trustee and security registrar (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on June 23, 2026).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FISERV, INC.

Date: June 23, 2026	By:	/s/ Paul M. Todd
Paul M. Todd
Chief Financial Officer